UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 24, 2008

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On July 24, 2008, Lee Enterprises, Incorporated (the “Company”) reported its preliminary results for the third fiscal quarter ended June 29, 2008. The Company is furnishing the related earnings release under Item 2.02. A copy of the earnings release is furnished as Exhibit 99.1 to this Form 8-K.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Earnings Release – Third fiscal quarter ended June 29, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: July 24, 2008	By:
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

2

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Earnings Release – Third fiscal quarter ended June 29, 2008

3

Exhibit 99.1 - Earnings Release – Third fiscal quarter ended June 29, 2008

201 N. Harrison St.

Davenport, IA 52801

www.lee.net

NEWS RELEASE

Lee Enterprises reports earnings for third fiscal quarter

DAVENPORT, Iowa (July 24, 2008) — Lee Enterprises, Incorporated (NYSE: LEE), reported today that diluted earnings per common share from continuing operations were 6 cents for its third fiscal quarter ended June 29, 2008. Earnings were reduced 19 cents as a result of the final determination of previously announced non-cash impairment charges related to goodwill, other assets and the company’s investment in TNI Partners.

Excluding the impairment charges and other unusual items(1), earnings per share were 28 cents, compared with 49 cents a year ago.

Mary Junck, chairman and chief executive officer, said: “Economic conditions continued to deteriorate during the quarter, resulting in reduced advertising spending, especially in classified employment. We believe the advertising slump will reverse when the economy improves, and we continue to position our company to weather the downturn and remain strong. Our massive audiences continue to grow, reaching more than 70 percent of the adults in our markets. Even in the downturn, retail revenue has stayed relatively stable and we remain an industry leader in revenue performance. We continue to produce strong cash flow, allowing us to reduce net debt by $4.8 million during the quarter and also complete the planned liquidation of a $17.9 million unfunded retirement plan. We believe our financial outlook remains solid.”

She added: “Because we cannot foresee the length of the economic downturn, we are focusing on rigorous cost reductions through staff reorganizations, narrower page widths, newsprint conservation programs and other efficiencies, as well as reduced capital spending. In our fiscal year that begins this fall, assuming no new surprises in newsprint prices, we are aiming for a further reduction in cash costs of 5-7 percent.”

Total operating revenue from continuing operations for the quarter decreased 8.3 percent from a year ago to $256.4 million. Print advertising revenue declined 10.1 percent, and online advertising revenue declined 9.1 percent. Combined print and online advertising revenue decreased 10.0 percent to $195.5 million. On a same property basis, combined retail advertising revenue declined 3.1 percent and classified decreased 17.2 percent. Combined same property print and online employment advertising revenue decreased 26.5 percent, automotive decreased 12.2 percent and real estate decreased 24.2 percent. Combined same property print and online national advertising revenue decreased 21.2 percent. Circulation revenue decreased 2.7 percent. Total same property revenue declined 8.2 percent. There were no day exchanges between the quarters.

Operating expenses, excluding depreciation and amortization and unusual items, decreased 2.3 percent to $202.1 million, with compensation down 3.0 percent, newsprint and ink down 0.2 percent and other cash costs down 2.1 percent. Same property operating expenses, excluding unusual items, decreased 3.2 percent. Compensation declined 3.6 percent, with full-time equivalent employees down 4.9 percent. Newsprint and ink decreased 5.0 percent and other cash costs decreased 1.9 percent.

Operating cash flow (3) decreased 26.0 percent compared with a year ago to $53.8 million. Operating income, which includes equity in earnings of associated companies, depreciation and amortization, and non-cash charges for impairment of goodwill and other assets, decreased 61.3 percent to $21.0 million.

Non-operating expense, which consists primarily of financial expense, net of financial income, decreased 23.3 percent to $15.0 million. Income from continuing operations before income taxes decreased 82.7 percent to $6.0 million. Income from continuing operations decreased 84.0 percent to $3.5 million. Net income, including discontinued operations, also totaled $3.5 million.

Free cash flow(4) totaled $34.2 million for the quarter, compared with $42.4 million a year ago.

Net debt was reduced $4.8 million, and an additional $17.9 million of cash flow was used, as planned, to liquidate an unfunded retirement plan.

IMPAIRMENT CHARGE

Lee recorded preliminary, non-cash charges in the quarter ended March 30, 2008, to reduce the carrying value of goodwill, other assets and the company’s investment in TNI Partners by $709 million after tax. The company recently completed the complex calculations required to make a final determination of the adjustments, which resulted in additional charges totaling $13.4 million pre-tax, $8.6 million after tax, for the quarter ended June 29, 2008.

ADJUSTED EARNINGS AND EPS(1)

Unusual matters affecting year-over-year comparisons for the quarter included, in 2008, final adjustments to impairment of goodwill, other assets and reduction in the carrying value of the company’s investment in TNI Partners, workforce adjustments at several locations, transition costs at Madison Newspapers, Inc. related to publication changes at The Capital Times, and adjusting of the current value of the company’s future liability related to acquisition of the 5 percent minority share in its St. Louis partnership.

The following table summarizes the impact from unusual items on income available to common stockholders and earnings per diluted common share. Per share amounts may not add due to rounding.

	13 Weeks Ended June 29, 2008		3 Months Ended June 30, 2007

(Thousands, except EPS)	Amount	Per Share	Amount	Per Share

Income available to common stockholders, as reported	$2,832	$0.06	$22,491	$0.49

Adjustments:
Impairment charges	10,360		—
Reduction of investment in TNI Partners	3,000		—
Workforce adjustments and transition costs	707		—

	14,067		—
Income tax benefit of adjustments, net, and impact on minority interest	(4,980)		—

	9,087	0.20	—	—

Net income available to common stockholders, as adjusted	11,919	0.27	22,491	0.49
Change in redeemable minority interest liability	655	0.01	—	—

Net income, as adjusted(1)	$12,574	$0.28	$22,491	$0.49

YEAR-TO-DATE OPERATING RESULTS

Total operating revenue from continuing operations for the three quarters ended June 29, 2008, decreased 6.4 percent from a year ago to $784.0 million. Print advertising revenue declined 8.2 percent, and online advertising revenue increased 5.3 percent. Combined print and online advertising revenue decreased 7.4 percent to $599.2 million. On a same property basis, combined retail advertising revenue declined 2.1 percent and classified decreased 13.1 percent. Combined same property print and online employment advertising revenue decreased 17.0 percent, automotive decreased 11.2 percent and real estate decreased 22.0 percent. Combined same property print and online national advertising revenue decreased 19.7 percent. Circulation revenue decreased 2.9 percent. There were no day exchanges between the year-to-date periods.

Operating expenses, excluding depreciation and amortization and unusual items, decreased 2.8 percent to $612.7 million, with compensation down 3.2 percent, newsprint and ink down 10.2 percent and other cash costs up 0.6 percent. Same property operating expenses, excluding unusual items decreased 3.1 percent, with compensation down 2.5 percent, newsprint and ink down 12.5 percent and other cash costs flat.

Operating cash flow (3) decreased 19.3 percent compared with a year ago to $170.4 million. The impairment charges resulted in an operating loss of $834.4 million year to date.

Free cash flow(4) totaled $92.1 million year to date, compared with $101.4 million a year ago.

Net debt was reduced by $45.0 million. An additional $17.9 million of cash flow was used to liquidate an unfunded retirement plan, and $19 million of Lee common stock was repurchased.

YEAR-TO-DATE ADJUSTED EARNINGS AND EPS(1)

As reported, diluted per common share results, including non-cash impairment charges, totaled a loss of $15.30 for the three fiscal quarters ended June 29, 2008, compared with earnings of $1.33 cents a year ago. Excluding unusual items(1), diluted earnings per share were 85 cents, compared with $1.27 a year ago.

Unusual matters affecting year-to-date comparisons included, in 2008, impairment of goodwill and other assets, reduction of the carrying value of the company’s investment in TNI Partners, workforce adjustments, transition costs in Madison and recording of the current value of the company’s future liability related to acquisition of the 5 percent minority share in its St. Louis partnership. Unusual matters in 2007 included gains related to benefit curtailment for certain groups of employees in Lee and in TNI Partners.

The following table summarizes the impact from unusual items on income (loss) available to common stockholders and earnings (loss) per diluted common share.

	39 Weeks Ended June 29, 2008		9 Months Ended June 30, 2007

(Thousands, except EPS)	Amount	Per Share	Amount	Per Share

Income (loss) available to common stockholders, as reported	$(688,079)	$(15.30)	$61,033	$1.33

Adjustments:
Impairment charges	851,365		—
Reduction of investment in TNI Partners	93,384		—
Workforce adjustments and transition costs	1,643		—
Curtailment gains	—		(3,731)
Curtailment gains, TNI Partners	—		(1,037)

	946,392		(4,768)
Income tax expense (benefit) of adjustments, net, and impact on minority interest	(228,011)		1,799

	718,381	15.97	(2,969)	(0.06)

Net income available to common stockholders, as adjusted	30,302	0.67	58,064	1.27
Change in redeemable minority interest liability	8,138	0.18	—	—

Net income, as adjusted(1)	$38,440	$0.85	$58,064	$1.27

ABOUT LEE

Lee Enterprises is a premier provider of local news, information and advertising in primarily midsize markets, with 50 daily newspapers and a joint interest in four others, rapidly growing online sites and more than 300 weekly newspapers and specialty publications in 23 states. Lee’s newspapers have circulation of 1.6 million daily and 1.9 million Sunday, reaching more than four million readers daily. Lee's online sites attract 12 million unique visitors monthly, and Lee’s weekly publications are distributed to more than 4.5 million households. Lee’s markets include St. Louis, Mo.; Lincoln, Neb.; Madison, Wis.; Davenport, Iowa; Billings, Mont.; Bloomington, Ill.; Tucson, Ariz.; and Napa, Calif. Lee stock is traded on the New York Stock Exchange under the symbol LEE. For more information about Lee, please visit www.lee.net.

LEE ENTERPRISES, INCORPORATED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(Thousands, Except EPS)	13 Weeks Ended Jun 29, 2008	3 Months Ended Jun 30, 2007%		39 Weeks Ended Jun 29, 2008	9 Months Ended Jun 30, 2007%

Advertising revenue:
Retail	$106,694	$111,706	(4.5)%	$333,360	$343,961	(3.1)%
National	9,375	11,976	(21.7)	34,190	42,830	(20.2)
Classified:
Daily newspapers:
Employment	15,099	21,099	(28.4)	46,166	60,494	(23.7)
Automotive	11,797	13,975	(15.6)	34,421	41,087	(16.2)
Real estate	11,009	14,965	(26.4)	33,082	43,479	(23.9)
All other	11,907	10,758	10.7	31,700	28,645	10.7
Other publications	11,143	12,428	(10.3)	32,665	35,178	(7.1)

Total classified	60,955	73,225	(16.8)	178,034	208,883	(14.8)
Online	14,655	16,124	(9.1)	41,624	39,546	5.3
Niche publications	3,823	4,254	(10.1)	11,997	12,019	(0.2)

Total advertising revenue	195,502	217,285	(10.0)	599,205	647,239	(7.4)

Circulation	48,344	49,698	(2.7)	147,236	151,646	(2.9)
Commercial printing	4,433	4,294	3.2	12,413	12,386	0.2
Online services & other	8,115	8,223	(1.3)	25,121	26,685	(5.9)

Total operating revenue	256,394	279,500	(8.3)	783,975	837,956	(6.4)

Operating expenses:
Compensation	103,984	107,160	(3.0)	317,753	328,289	(3.2)
Newsprint and ink	26,859	26,921	(0.2)	76,311	84,932	(10.2)
Other operating expenses	71,211	72,751	(2.1)	218,587	217,332	0.6
Curtailment gains	—	—	—	—	(3,731)	NM
Workforce adjustments	544	—	NM	954	—	NM

Operating expenses, excluding depreciation and amortization	202,598	206,832	(2.0)	613,605	626,822	(2.1)

Operating cash flow(3)	53,796	72,668	(26.0)	170,370	211,134	(19.3)
Depreciation	8,828	7,896	11.8	25,804	24,735	4.3
Amortization	13,138	14,941	(12.1)	42,878	44,829	(4.4)
Impairment charges	10,360	—	NM	851,365	—	NM
Equity in earnings of associated companies:
TNI Partners	1,842	2,590	(28.9)	5,475	10,465	(47.7)
Madison Newspapers	707	1,927	(63.3)	3,183	5,862	(45.7)
Reduction in investment in TNI Partners	(3,000)	—	NM	(93,384)	—	NM

Operating income (loss)	21,019	54,348	(61.3)	(834,403)	157,897	NM

Non-operating income (expense):
Financial income	1,386	2,491	(44.4)	4,702	5,522	(14.8)
Financial expense	(15,988)	(22,027)	(27.4)	(55,662)	(68,006)	(18.2)
Other, net	(393)	(21)	NM	(369)	(21)	NM

	(14,995)	(19,557)	(23.3)	(51,329)	(62,505)	(17.9)

Income (loss) from continuing operations before income taxes	6,024	34,791	(82.7)	(885,732)	95,392	NM
Income tax expense (benefit)	2,372	12,281	(80.7)	(206,215)	33,707	NM
Minority interest	113	371	(69.5)	709	1,175	(39.7)
5
Income (loss) from continuing operations	3,539	22,139	(84.0)	(680,226)	60,510	NM
Discontinued operations	(52)	352	NM	285	523	(45.5)

Net income (loss)	3,487	22,491	(84.5)	(679,941)	61,033	NM

Change in redeemable minority interest liability	655	—	NM	8,138	—	NM

Net income (loss) available to common stockholders	$2,832	22,491	(87.4)%	$(688,079)	$61,033	NM

Earnings (loss) per common share:
Basic:
Continuing operations	$0.07	$0.48	(85.4)%	$(15.31)	$1.33	NM
Discontinued operations.	—	0.01	NM	0.01	0.01	NM

	$0.06	$0.49	(87.8)%	$(15.30)	$1.34	NM

Diluted:
Continuing operations	$0.06	$0.48	(87.5)%	$(15.31)	$1.32	NM
Discontinued operations	—	0.01	NM	0.01	0.01	NM

	$0.06	$0.49	(87.8)%	$(15.30)	$1.33	NM

Average common shares:
Basic	44,265	45,715		44,971	45,638
Diluted	44,553	45,887		44,971	45,776

SELECTED COMBINED PRINT AND ONLINE ADVERTISING REVENUE

(Thousands, same property)	13 Weeks Ended Jun 29, 2008	3 Months Ended Jun 30, 2007%		39 Weeks Ended Jun 29, 2008	9 Months Ended Jun 30, 2007%

Retail	$108,517	$111,983	(3.1)%	$336,537	$343,585	(2.1)%
Classified:
Employment	23,331	31,732	(26.5)	70,388	84,854	(17.0)
Automotive	16,243	18,497	(12.2)	47,955	53,989	(11.2)
Real estate	14,609	19,283	(24.2)	43,776	56,156	(22.0)
Other	19,428	19,365	0.3	53,693	53,235	0.9

Total classified	$73,611	$88,877	(17.2)	$215,812	$248,234	(13.1)%

REVENUE BY REGION

(Thousands, same property)	13 Weeks Ended Jun 29, 2008	3 Months Ended Jun 30, 2007%		39 Weeks Ended Jun 29, 2008	9 Months Ended Jun 30, 2007%

Midwest	$154,589	$169,186	(8.6)%	$473,829	$510,563	(7.2)%
Mountain West	48,532	51,636	(6.0)	144,405	149,732	(3.6)
West	32,628	37,134	(12.1)	99,099	110,851	(10.6)
East/Other	20,531	21,346	(3.8)	66,174	66,225	(0.1)

Total	$256,280	$279,302	(8.2)%	$783,507	$837,371	(6.4)%

DAILY NEWSPAPER ADVERTISING VOLUME

(Thousands, same property)	13 Weeks Ended Jun 29, 2008	3 Months Ended Jun 30, 2007%		39 Weeks Ended Jun 29, 2008	9 Months Ended Jun 30, 2007%

Retail	3,182	3,286	(3.2)%	9,671	9,975	(3.0)%
National	143	163	(12.3)	484	528	(8.3)
Classified	3,775	4,104	(8.0)	10,686	11,614	(8.0)

Total	7,100	7,553	(6.0)%	20,841	22,117	(5.8)%

SELECTED BALANCE SHEET INFORMATION

(Thousands)	Jun 29, 2008	Jun 30, 2007

Cash	$4,654	$9,221
Restricted cash and investments	122,310	107,310
Debt (principal amount)	1,367,000	1,426,500

Net debt	1,240,036	1,309,969

SELECTED STATISTICAL INFORMATION

(Dollars in thousands)	13 Weeks Ended Jun 29, 2008	3 Months Ended Jun 30, 2007%		39 Weeks Ended Jun 29, 2008	9 Months Ended Jun 30, 2007%

Capital expenditures	$2,956	$7,913	(62.6)%	$13,796	$20,562	(32.9)%
Same property newsprint volume (tonnes)	37,123	41,392	(10.3)	114,778	126,024	(8.9)
Same property full-time equivalent employees	7,628	8,020	(4.9)	7,793	8,059	(3.3)

FREE CASH FLOW(4)

(Thousands)	13 Weeks Ended Jun 29, 2008	3 Months Ended Jun 30, 2007	39 Weeks Ended Jun 29, 2008	9 Months Ended Jun 30, 2007

Operating income (loss)	$21,019	$54,348	$(834,403)	$157,897
Depreciation and amortization	22,629	24,422	72,515	74,319
Impairment charges	10,360	—	851,365	—
Reduction in investment in TNI Partners	3,000	—	93,384	—
Stock compensation	1,166	1,703	4,290	5,667
Cash interest expense	(17,122)	(23,062)	(58,986)	(71,036)
Financial income	1,386	2,491	4,702	5,522
Cash income taxes	(5,170)	(9,176)	(26,295)	(49,280)
Minority interest	(113)	(371)	(709)	(1,175)
Capital expenditures	(2,956)	(7,913)	(13,796)	(20,562)

	$34,199	$42,442	$92,067	$101,352

(1)

Adjusted net income and adjusted earnings per common share, which are defined as income available to common stockholders and earnings per common share adjusted to exclude unusual matters and those of a substantially non-recurring nature, are non-GAAP (Generally Accepted Accounting Principles) financial measures. Reconciliations of adjusted net income and adjusted earnings per common share to income (loss) available to common stockholders and earnings (loss) per common share are included in a table accompanying this release.

No non-GAAP financial measure should be considered as a substitute for any related GAAP financial measure. However, the company believes the use of non-GAAP financial measures provides meaningful supplemental information with which to evaluate its financial performance, or assist in forecasting and analyzing future periods. The company also believes such non-GAAP financial measures are alternative indicators of performance used by investors, lenders, rating agencies and financial analysts to estimate the value of a publishing business and its ability to meet debt service requirements.

(2)

Same property comparisons exclude acquisitions and divestitures made in the current and prior year. Same property revenue also excludes Lee's 50% ownership in Madison Newspapers, Inc. and TNI Partners, which are reported using the equity method of accounting. Same property comparisons also exclude corporate office costs.

(3)

Operating cash flow, which is defined as operating income before depreciation, amortization, impairment charges and equity in earnings of associated companies, is a non-GAAP financial measure. See (1) above. The company believes operating cash flow provides meaningful supplemental information because of its focus on results from operations before depreciation and amortization and earnings from equity investments. Reconciliations of operating cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(4)

Free cash flow, which is defined as operating income, plus depreciation and amortization, impairment charges, stock compensation and financial income, minus financial expense (exclusive of non-cash amortization and accretion), cash income taxes, capital expenditures and minority interest, is a non-GAAP financial measure. See (1) above. The company believes free cash flow provides meaningful supplemental information because of its focus on results from operations after inclusion or exclusion of the several factors noted above. Reconciliations of free cash flow to operating income (loss), the most directly comparable GAAP measure, are included in a table accompanying this release.

(5)	There were no day exchanges between the 2008 and 2007 quarter or year-to-date periods.

(6)

Certain amounts as previously reported have been reclassified to conform with the current period presentation. The prior period has been restated for comparative purposes, and the reclassifications have no impact on earnings.

(7)	The company disclaims responsibility for updating information beyond the release date.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release contains information that may be deemed forward-looking and that is based largely on the Company's current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Among such risks, trends and other uncertainties are changes in advertising demand, newsprint prices, energy costs, interest rates, labor costs, legislative and regulatory rulings and other results of operations or financial conditions, difficulties in integration of acquired businesses or maintaining employee and customer relationships, increased capital and other costs and other risks detailed from time to time in the Company’s publicly filed documents, including the Company Annual Report on Form 10-K for the year ended September 30, 2007. The words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions generally identify forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this release. The Company does not publicly undertake to update or revise its forward-looking statements.

Contact: dan.hayes@lee.net, (563) 383-2100